Schedule A

to the

Sub-Advisory Agreement

by and between

Roundhill Financial, Inc.

And

Exchange Traded Concepts LLC

As of September 9, 2026

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser’s services rendered, a fee, calculated daily and paid monthly, at an annual rate based on the accumulative average daily net assets of each fund (whether that fund is a series of Roundhill ETF Trust or another trust) that ETC sub-advises and Roundhill is the investment adviser (or the Fund Sponsor), and subject to a minimum annual fee as follows:

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill GLP-1 & Weight Loss ETF
Roundhill S&P 500 No Dividend Target ETF
Roundhill Humanoid Robotics ETF
Roundhill Top WeeklyPayTM ETF
Roundhill Memory ETF
Roundhill HALO ETF
Roundhill Meme Stock ETF
Roundhill Robotaxi, Autonomous Vehicles & Technology ETF
Roundhill Space & Technology ETF
Roundhill S&P 500® Target 10,000 2030 ETF
Roundhill Innovation-100 Target 50,000 2030 ETF
Roundhill Dow Target 75,000 2030 ETF
Current Series of Other Trusts Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Video Games ETF
Roundhill Cannabis ETF
Roundhill Sports Betting & iGaming ETF
Roundhill Ball Metaverse ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Bitcoin Covered Call Strategy ETF
Roundhill Daily 2X Long Magnificent Seven ETF
Roundhill Ether Covered Call Strategy ETF
Roundhill Magnificent Seven Covered Call ETF
Roundhill S&P 500 Target 10 Managed Distribution ETF
Roundhill S&P 500 Target 20 Managed Distribution ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill China Magnificent Seven ETF
Roundhill Weekly T-Bill ETF
Roundhill Uranium ETF
Roundhill Ultra Short Duration No Dividend Target ETF
Roundhill AAPL WeeklyPayTM ETF
Roundhill AMD WeeklyPayTM ETF
Roundhill AMZN WeeklyPayTM ETF
Roundhill COIN WeeklyPayTM ETF
Roundhill GOOGL WeeklyPayTM ETF
Roundhill META WeeklyPayTM ETF
Roundhill MSFT WeeklyPayTM ETF
Roundhill PLTR WeeklyPayTM ETF
Roundhill NVDA WeeklyPayTM ETF
Roundhill TSLA WeeklyPayTM ETF
Roundhill Magnificent Seven Covered Call ETF
Roundhill ABNB WeeklyPayTM ETF
Roundhill ARM WeeklyPayTM ETF
Roundhill AVGO WeeklyPayTM ETF
Roundhill BABA WeeklyPayTM ETF
Roundhill BRKB WeeklyPayTM ETF
Roundhill COST WeeklyPayTM ETF
Roundhill CRWD WeeklyPayTM ETF
Roundhill DKNG WeeklyPayTM ETF
Roundhill HOOD WeeklyPayTM ETF
Roundhill MSTR WeeklyPayTM ETF
Roundhill NFLX WeeklyPayTM ETF
Roundhill RDDT WeeklyPayTM ETF
Roundhill SHOP WeeklyPayTM ETF
Roundhill SPOT WeeklyPayTM ETF
Roundhill UBER WeeklyPayTM ETF
Roundhill Inverse Dow 30 WeeklyPay™ ETF
Roundhill Inverse Russell 2000 WeeklyPay™ ETF
Roundhill Inverse Innovation-100 WeeklyPay™ ETF
Roundhill Inverse S&P 500® WeeklyPay™ ETF
Roundhill Investment Grade Bond WeeklyPay™ ETF
Roundhill Bitcoin WeeklyPay™ ETF
Roundhill Dow 30 WeeklyPay™ ETF
Roundhill Russell 2000 WeeklyPay™ ETF
Roundhill Emerging Markets WeeklyPay™ ETF
Roundhill Innovation-100 WeeklyPay™ ETF
Roundhill Developed Markets WeeklyPay™ ETF
Roundhill Semiconductor WeeklyPay™ ETF

Roundhill Ether WeeklyPay™ ETF
Roundhill S&P 500® WeeklyPay™ ETF
Roundhill Gold WeeklyPay™ ETF
Roundhill Treasury Bond WeeklyPay™ ETF
Roundhill High Yield Bond WeeklyPay™ ETF
Roundhill Gold Miners WeeklyPay™ ETF
Roundhill Meme Stock Covered Call ETF
Roundhill Daily 2X Long Meme Stock ETF
Roundhill APP WeeklyPay™ ETF
Roundhill ORCL WeeklyPay™ ETF
Roundhill UNH WeeklyPay™ ETF
Roundhill WMT WeeklyPay™ ETF
Roundhill Photonics & Optics ETF
Roundhill Quantum Computing ETF
Roundhill Neocloud ETF
Roundhill Power Semiconductor ETF
Roundhill MLCC & Electronic Components ETF
Roundhill LLM ETF
Roundhill Semicap ETF
Current Series of Other Trusts Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill Magnificent Seven ETF

Minimum Annual Fee	Asset-Based Fee
$[ ]	$[ ]
Current Series of Roundhill ETF Trust Covered by this Sub-Advisory Agreement and Subject to the Accumulative Asset-Based Fee Set Forth Above
Roundhill S&P 500 0DTE Covered Call Strategy ETF
Roundhill Nasdaq-100 0DTE Covered Call Strategy ETF
Roundhill Russell 2000 0DTE Covered Call Strategy ETF